Exhibit 99.1

2011 Q1 CONFERENCE CALL SCRIPT

LAMB: Thanks, [operator] and welcome everyone to Market Leader First Quarter Investor Conference Call.

This conference call contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to continue to grow revenues from the company’s software-as-a-service products, to continue to maintain current customer retention levels, to maintain conversion rates of customers acquired through promotional offers, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products, and to expand into new lines of business. Please refer to the company’s most recent Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

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2011 Q1 CONFERENCE CALL SCRIPT

This conference call will include discussion of adjusted EBITDA, a non-GAAP financial measure that is a term defined in regulation G. A reconciliation of adjusted EBITDA with net income, the most directly comparable GAAP measure, is presented in our press release as furnished to the SEC on March 8, 2011 on form 8K, and posted to the investor relations section of our website, located at “W-W-W-DOT-Market LEADER.com.”

This call includes discussion of Average Revenue per Customer and Retention metrics that excludes ActiveRain and certain other recently-added revenue sources to facilitate comparability with the measures we have historically provided. ActiveRain expenses and headcount are incorporated in our discussions of those metrics.

With that, I’ll turn the call over to Ian Morris.

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2011 Q1 CONFERENCE CALL SCRIPT

Ian: Thanks Mark, and thanks everyone for joining us on today’s call. Since our last call was only about 6 weeks ago, today’s call promises to be a quick one in which we will focus on key updates, as well as reiterating our business outlook.

It was a little over a year ago when we first projected that our revenue had bottomed, and we told you that we believed we had formed a base upon which we could successfully rebuild Market Leader’s revenue. I am pleased to report that since that time, we have achieved five consecutive quarters of revenue growth, resulting in Q1 revenue that was 25 percent higher than that of a year ago. At the same time, we have successfully transitioned the company from an agent lead generation business into a leading provider of SaaS based products to the real estate industry.

Today, we not only confidently project continued, and stronger revenue growth in the quarters ahead; we now also believe that the worst of our quarterly Adjusted EBITDA losses are now behind us.

This is an important milestone, and I want to spend today’s call talking about the momentum we’re seeing at the agent, broker and franchise level that supports this outlook.

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2011 Q1 CONFERENCE CALL SCRIPT

First, as you know, last quarter we signed the largest deal in the company’s history with Keller Williams Realty International, the nation’s second largest franchise organization. We expect revenue from this 5 year agreement to begin in the second quarter, followed by full quarter revenue contributions in those that follow. We also expect additional revenue from Keller Williams agents for premium products to begin in August.

Second, improved sales of our Growth Leader product offset attrition from our traditional agent products in Q1, a trend that we expect to continue in the future.

Finally, and perhaps most importantly, we are pleased that our expanded broker sales initiatives drove the majority of our revenue growth this quarter – a quarter in which we once again signed nearly 200 new broker customers.

This strong revenue visibility at the agent, broker and franchise level gives us confidence that we will continue to see significant growth in the quarters ahead. Additionally, because of the investments we have made in our technology platform and in our infrastructure, we believe that we can support this growth in our customer base and in our revenue without proportional increases in our expense structure.

Perhaps the best way I can express the leverage we are now seeing as a result of our investments, is to point to the growth we have seen in our user base in just the past quarter. We entered 2011 with nearly 16 thousand users of Market Leader products. Three months later we were supporting over 45 thousand users. This incredible growth is a testament to the great work that our team has done to create a scalable technology platform. At the same time, it also underlines the opportunity we have in the quarters and years ahead to engage these users with our add-on services and premium offerings.

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2011 Q1 CONFERENCE CALL SCRIPT

What all of this means to Market Leader and our shareholders is that we have increased confidence in our ability to grow this business and to return the company to profitability.

Based on the growth we are seeing in our revenue, and the leverage we have in our infrastructure, we believe

•	that the worst of our adjusted EBITDA losses are now behind us,

•	that EBITDA losses to be significantly diminished in the second half of this year, and

•	that we will achieve Adjusted EBITDA profitability for 2012.

For more on our outlook as well as a more detailed look at our results for the quarter, I’ll turn it over to Jackie. Jackie?

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2011 Q1 CONFERENCE CALL SCRIPT

Jackie: Thanks, Ian.

First quarter revenue of 7.2 million dollars was 25% ahead of 5.8 million a year ago, and up six percent from the fourth quarter.

Our revenue growth primarily reflects the early benefits of our expanded broker sales effort that started last year. Improved sales of Growth Leader to agents are also now offsetting attrition from traditional agent products.

Net loss of 4.3 million dollars was similar to the fourth quarter.

Adjusted EBITDA loss of 3.3 million dollars compared to 3.1 million in the fourth quarter, reflecting a net increase in costs driven by additional personnel and technology to support the Keller Williams initiative. These cost increases more than offset the revenue increase in this quarter.

Taking a closer look at these expenses, the most significant change was seen in Technology and product development, where expense of 1.8 million dollars was higher than 1.3 million in the fourth quarter.

The increase primarily reflected stepped up personnel costs to support the Keller Williams initiative, as well as higher technology licensing costs, also related to delivery of the Keller Williams product.

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2011 Q1 CONFERENCE CALL SCRIPT

General and Administrative expense of 1.6 million dollars compared to 1.4 million in the fourth quarter.

Sales and Marketing expense of 7.4 million dollars compared to 7.6 million in the fourth quarter, and dropped 800 basis points as a percentage of revenue.

Let’s take a look at the three components of Sales and Marketing spend, the most significant of which continue to be related to customer acquisition and lead generation.

Customer acquisition cost represented 3.4 million dollars of the sales and marketing expenses, which was similar to what we spent to acquire customers in the fourth quarter.

Lead generation expense of 2.7 million dollars was down from 3.1 million in the fourth quarter, reflecting improved efficiencies that were primarily seasonal in nature. We typically see a seasonal benefit moving from higher advertising costs in the fourth quarter to the most cost-efficient first quarter.

Finally, customer support costs were 1.2 million dollars, up from 1 million in the fourth quarter, reflecting staffing for the high volume on-boarding that we’re now seeing, as well as to support our new products for Keller Williams.

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2011 Q1 CONFERENCE CALL SCRIPT

Moving on to Key Operating Metrics, average monthly revenue per customer of 395 dollars compared to 378 in the fourth quarter. This was the one of the more significant ARPiC increases in several quarters and it largely reflects an increasing portion of higher value brokers in the customer mix. And as Ian mentioned, we continued to sign new high-value broker customers, adding nearly 200 in Q1.

Taking a closer look at the drivers of our growing broker revenue stream; in the first quarter, we again successfully converted more than half of the broker customers that were signed to promotional offers in third quarter of last year.

These customers will be contributing their first full quarter of higher margin SaaS revenue in Q2. As additional broker customers come off promotions and convert to full pay in the upcoming quarters, the addition of SaaS revenue will also contribute to ARPiC improvement.

Average monthly customer retention of 94.4 percent was up from 93.8 percent in the fourth quarter. We continue to enjoy retention above historical averages.

We added 955 customers in the first quarter, 920 canceled, and we ended Q1 with 5,465 real estate professional customers.

Overall, headcount for Market Leader and ActiveRain at March 31st was 196, compared to 186 at year end. Sales and marketing personnel made up 149 of that number at quarter end, compared to 140 at the beginning of the quarter.

Taking a look at the balance sheet Market Leader continues to be highly liquid with cash and short term investments totaling 41 million dollars.

We used 750 thousand dollars for the kwkly acquisition in the first quarter.

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2011 Q1 CONFERENCE CALL SCRIPT

And now for our business outlook:

Based upon our view of the business today, we expect revenue growth to be even stronger in the remaining quarters of 2011 than the 25 percent growth we generated in the first quarter.

As Ian mentioned, we believe that we can support this growth in our customer base and in our revenue without proportional increases in our expense structure.

As a result, we believe that the worst of our adjusted EBITDA losses are now behind us.

We expect EBITDA losses to be significantly diminished in the second half of this year, and that we will achieve Adjusted EBITDA profitability for 2012.

Before we take your questions, it’s also worth sharing that Ian has co-authored a book on the future of the business of real estate which will be released later this month. The book, entitled “Game Plan - How Real Estate Professionals Can Thrive in an Uncertain Future,” is a guide to business success for the nations’ brokerage companies, franchises, and serious real estate professionals, and it’s already building strong awareness for Market Leader.

Ian’s co-author is Steve Murray, the editor of Real Trends, and one of the industry’s most regarded experts on the business of real estate. Ian and Steve will debut their book at the invite-only “Gathering of Eagles” real estate industry leadership summit later this week.

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2011 Q1 CONFERENCE CALL SCRIPT

And now, Ian and I would be happy to take your questions.

Ian:

Thanks again for joining us on today’s call. I want to reiterate my thanks to our team for their great work during the first quarter.

Thanks to their efforts and the strategy we have put in place, Market Leader has an outstanding opportunity in front of us. I am excited to share our continued progress as 2011 unfolds, and we look forward to seeing many of you on the road in the coming months.

In the meantime, thank you again for your continued support

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